MALIZIA SPIDI & Fisch, PC
                                ATTORNEYS AT LAW

901 New York Avenue, N.W.                             1900 South Atherton Street
Suite 210 East                                                         Suite 101
Washington, D.C.  20001                                 State College, PA  16801
(202) 434-4660                                                    (814) 272-3502
Facsimile: (202) 434-4661                              acsimile:  (814) 272-3514




September 15, 2006

Board of Directors
Osage Bancshares, Inc.
239 East Main Street
Pawhuska, OK  74056

         Re:      Registration Statement Under the Securities Act of 1933
                  -------------------------------------------------------

Gentlemen and Ladies:

         You have requested our opinion as special counsel in connection with the filing of the Registration Statement on Form S-1 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933 relating to the offer and sale of up to 4,140,000 shares (subject to increase to 4,761,000 shares) (the "Shares") of the common stock, $.01 par value (the "Common Stock"), of Osage Bancshares, Inc., a Maryland corporation (the "Company"), including up to 1,249,038 shares (subject to increase to 1,436,394 shares) of the Common Stock to be issued in exchange for shares of Osage Federal Financial, Inc., a federal corporation, and shares to be issued to certain employee benefit plans of the Company and its subsidiaries, all pursuant to the Plan of Conversion and Reorganization (the "Plan") of Osage Federal, MHC, a federal mutual holding company.

         In our capacity as special counsel, we have reviewed the following documents: (i) the Registration Statement; (ii) the Plan; (iii) the Company's Articles of Incorporation and Bylaws; and (iv) certain minutes of meetings or unanimous consents of the Board of Directors of the Company.

         In rendering this opinion, we have assumed and relied upon, without independent investigation, (i) the authenticity, completeness, truth and due authorization and execution of all documents submitted to us as originals, (ii) the genuineness of all signatures on all documents submitted to us as originals, and (iii) the conformity to the originals of all documents submitted to us as certified or photostatic copies.

         The law covered by the opinion expressed herein is limited to the Maryland General Corporation Law.

MALIZIA SPIDI & FISCH, PC

Board of Directors
Osage Bancshares, Inc.
September 15, 2006
Page 2


         Based on and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the terms of the Plan against full payment therefor and upon the declaration of the effectiveness of the Registration Statement will be legally issued, fully paid, and non-assessable shares of Common Stock of the Company.

         We assume no obligation to advise you of any event that may hereafter be brought to our attention that may affect any statement made in the foregoing paragraph after the declaration of effectiveness of the Registration Statement.

         We hereby consent to the use of this opinion and to the reference to our firm appearing under the heading "Legal and Tax Opinions" in the Prospectus included in the Registration Statement. We also consent to any references to this legal opinion in such Prospectus.

                                             Very truly yours,

                                             /s/MALIZIA SPIDI & FISCH, PC

                                             MALIZIA SPIDI & FISCH, PC